                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                                                          INVESTMENT NUMBER 9902

                              AMENDED AND RESTATED
                           FINANCIAL SUPPORT AGREEMENT

                                     BETWEEN

                            GW SERVICIOS, S.A DE C.V.
                                       AND
                             GENESEE & WYOMING, INC.
                                       AND
              COMPANIA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V.
                                       AND
                   NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR
                            ONTWIKKELINGSLANDEN N.V.
                                       AND
                        INTERNATIONAL FINANCE CORPORATION

                             DATED DECEMBER 5, 2000

                    AMENDED AND RESTATED AS OF MARCH 15, 2005

================================================================================

                                TABLE OF CONTENTS

Article or
 Section                                    Item                                                 Page No.
 -------                                    ----                                                 --------
ARTICLE I.....................................................................................        3

DEFINITIONS...................................................................................        3

     Section 1.01.  Other Definitions.........................................................        3

ARTICLE II....................................................................................        5

INVESTMENT OVERRUNS...........................................................................        5

     Section 2.01.  Investment Overruns Determined by the Project Company or the Borrower.....        5
     Section 2.02.  Notice of Investment Overrun by IFC and FMO...............................        5
     Section 2.03.  [reserved]................................................................        6
     Section 2.04.  Sponsor Loans.............................................................        6
     Section 2.05.  Advances..................................................................        8
     Section 2.06.  [reserved]................................................................        8
     Section 2.07.  Obligation of the Borrower and the Project Company........................        8
     Section 2.08.  Obligations of the Sponsor and the Borrower...............................        8
     Section 2.09.  Government Approvals......................................................        8
     Section 2.10.  Sponsor's Payments to the Senior Lenders..................................        8

ARTICLE III...................................................................................        9

SHARE RETENTION...............................................................................        9

     Section 3.01.  Share Retention...........................................................        9
     Section 3.02.  Implementation of Retention of Shares.....................................       10
     Section 3.03.  Further Obligations.......................................................       10
     Section 3.04.  IFC Tag-along Rights......................................................       10

ARTICLE IV....................................................................................       11

FEES SUBORDINATION AND DEFERMENT PROVISIONS...................................................       11

     Section 4.01.  Fee Subordination.........................................................       12
     Section 4.02.  Terms of Subordination and Deferral.......................................       12
     Section 4.03.  Terms of Subordination....................................................       13
     Section 4.04.  Credit Line Agreement.....................................................       15

ARTICLE V.....................................................................................       15

                Amended and Restated Financial Support Agreement

MERGER GUARANTEE..............................................................................         15

     Section 5.01.  The Merger................................................................         15
     Section 5.02.  No Set-off................................................................         15
     Section 5.03.  Taxes.....................................................................         15
     Section 5.04.  Certificate Conclusive....................................................         16
     Section 5.05.  Application of Payments...................................................         16
     Section 5.06.  Allocation................................................................         16
     Section 5.07.  Increase in Guaranteed Obligations........................................         16
     Section 5.08.  Waiver of Defenses........................................................         16
     Section 5.09.  Immediate Recourse........................................................         18
     Section 5.10.  Subrogation...............................................................         18
     Section 5.11.  Appropriation of Moneys...................................................         18
     Section 5.12.  Default Interest..........................................................         18
     Section 5.13.  Continuing Guarantee......................................................         19

ARTICLE VI....................................................................................         19

COVENANTS.....................................................................................         19

     Section 6.01.  Covenants of the Sponsor..................................................         19

ARTICLE VII...................................................................................         20

REPRESENTATIONS AND WARRANTIES................................................................         20

     Section 7.01.  Representations and Warranties............................................         20
     Section 7.02.  Senior Lenders' Reliance..................................................         21
     Section 7.03.  Rights and Remedies not Limited...........................................         21

ARTICLE VIII..................................................................................         21

MISCELLANEOUS.................................................................................         22

     Section 8.01.  Senior Lenders' Prerogative...............................................         22
     Section 8.02.  Notices...................................................................         22
     Section 8.03.  Successors................................................................         24
     Section 8.04.  Expenses..................................................................         24
     Section 8.05.  Severability..............................................................         24
     Section 8.06.  Applicable Law and Jurisdiction...........................................         24
     Section 8.07.  Amendments, Waivers and Consents..........................................         26
     Section 8.08.  Counterparts..............................................................         26
     Section 8.09.  Termination of Agreement..................................................         27
     Section 8.10.  IFC's Liability...........................................................         27
     Section 8.11.  Conditions to Effectiveness...............................................         27
     Section 8.12.  Escrow Agreement..........................................................         27
     Section 8.13.  Pre-Existing Deficiency Loans.............................................         27

                Amended and Restated Financial Support Agreement

SCHEDULE 1       SPONSOR'S NOTICE: INVESTMENT OVERRUN OBLIGATIONS

                Amended and Restated Financial Support Agreement

                              AMENDED AND RESTATED
                           FINANCIAL SUPPORT AGREEMENT

      AMENDED AND RESTATED FINANCIAL SUPPORT AGREEMENT (this "Agreement"), dated December 5, 2000, and as amended and restated as of March 15, 2005 by and between:

1.    GENESEE & WYOMING, INC., a Delaware corporation (the "Sponsor");

2. GW SERVICIOS, S.A. DE C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States, and a wholly-owned subsidiary of the Sponsor (the "Borrower");

3. COMPANIA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V., a sociedad anonima de capital variable organized and existing under the laws of the United Mexican States, and a wholly-owned subsidiary of the Borrower (the "Project Company");

4. NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V., a limited liability company organized under the laws of The Netherlands ("FMO"); and

5. INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries, including the United Mexican States ("IFC" and together with FMO, the "Senior Lenders").

      WHEREAS:

      (A) Under the terms of a loan agreement (the "Original IFC Loan Agreement") dated December 5, 2000 between the Borrower, the Project Company and IFC, IFC made (i) an A loan to the Borrower in the principal amount of ten million five hundred thousand Dollars ($10,500,000), of which the principal amount of seven million five hundred thousand Dollars ($7,500,000) is presently outstanding (which amount shall be reduced to seven million two hundred eighty thousand eight hundred thirty-six Dollars ($7,280,836) after prepayment of the amount set forth in Section 5.01(b) of the IFC Loan Agreement (as defined below)) and (ii) a B Loan to the Borrower in the principal amount of ten million Dollars ($10,000,000), of which the principal amount of six million six hundred sixty-six thousand six hundred sixty-eight Dollars ($6,666,668) is presently outstanding (which amount shall be reduced to six million four hundred fifty-seven thousand nine hundred forty-one Dollars ($6,457,941) after prepayment of the amount set forth in Section 5.01(c) of the IFC Loan Agreement (as defined below))

                Amended and Restated Financial Support Agreement

(collectively, the "IFC Loan"). The Borrower, the Project Company and IFC are amending and restating the Original IFC Loan Agreement as of the date hereof to, among other things, extend the term of the IFC Loan (as so amended and restated, the "IFC Loan Agreement").

      (B) Under the terms of a loan agreement (the "Original FMO Loan Agreement" and together with the Original IFC Loan Agreement, the "Original Loan Agreements") dated December 5, 2000 between the Borrower, the Project Company and FMO, FMO made a loan to the Borrower in the principal amount of seven million Dollars ($7,000,000), of which the principal amount of four million six hundred sixty four thousand Dollars ($4,664,000) is currently outstanding (which amount shall be reduced to four million five hundred seventeen thousand eight hundred ninety and 91/100th Dollars ($4,517,890.91) after prepayment of the amount set forth in Section 5.01(b) of the FMO Loan Agreement (as defined below)) (the "FMO Loan"). The Borrower, the Project Company and FMO are amending and restating the Original FMO Loan Agreement as of the date hereof to, among other things, extend the term of the FMO Loan (as so amended and restated, the "FMO Loan Agreement" and, together with the IFC Loan Agreement, the "Loan Agreements").

      (C) The Project Company is owned ninety six point five percent (96.5%) by the Borrower and three point five percent (3.5%) by the Sponsor.

      (D) It was a condition of disbursement under the Original Loan Agreements that the parties hereto enter into the original financial support agreement dated December 5, 2000 (the "Original Financial Support Agreement").

      (E) Under the terms of each of the Loan Agreements, the conditions to effectiveness of the amendment and restatement of each of the Original Loan Agreements contemplated thereby require the parties hereto to amend and restate the Original Financial Support Agreement on the terms set forth herein.

      (F) Each of the Sponsor, the Project Company and the Borrower has agreed to undertake its obligations hereinafter contained so as to enable the Borrower to meet the conditions to effectiveness of the IFC Loan Agreement and the FMO Loan Agreement respectively as stated in (E) above and to amend and restate the Original Financial Support Agreement in its entirety as set forth herein.

      NOW THEREFORE, the parties hereto hereby agree as follows:

                Amended and Restated Financial Support Agreement

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Other Definitions. Wherever used in this Agreement, unless otherwise defined herein, or unless the context shall otherwise require, terms defined in the Loan Agreements shall have the same meanings herein and the principles of construction and interpretation set forth therein shall apply herein, and the following terms shall have the following meanings:

"Borrower"                  GW Servicios, S.A. de C.V., a sociedad anonima de
                            capital variable organized and existing under the laws of the United Mexican States, and a wholly-owned subsidiary of the Sponsor, or its successors and assignees;

"Capital Investment"        any amount paid in connection with the acquisition
                            (whether by means of a purchase, capital lease or otherwise) of fixed assets that would be required to be capitalized and shown on a balance sheet in accordance with the Accounting Principles, less (i) amounts reimbursed by third parties on a non-recourse basis and (ii) amounts funded or reimbursed by the Sponsor through loans (other than Investment Overrun Loans) made to the Borrower or the Project Company (provided that such loans shall have been made on the terms and conditions applicable to Investment Overrun Loans);

"Deficiency Loan"           any long term loan, subordinated on the terms
                            and conditions set forth in Section 2.04, made by the Sponsor pursuant to the Original Financial
                            Support Agreement;

"Guarantee"                 the obligations of the Sponsor set forth in Article
                            V;

"Guaranteed Obligations"    all amounts owing by the Borrower to IFC under the
                            IFC Loan Agreement, and to FMO under the FMO Loan
                            Agreement;

"IFC Shares"                means:

                            (i) the aggregate of:

                Amended and Restated Financial Support Agreement

                                (A) all shares in the share capital of the
                                    Borrower subscribed by IFC pursuant to the Subscription Agreement;

                                (B) all shares in the share capital of the
                                    Borrower to be subscribed or acquired by IFC pursuant to the exercise of preemptive rights, options or warrants accruing to IFC in relation of any IFC Shares;

                                (C) all shares in the share capital of the
                                    Borrower received by IFC as a result of
                                    stock splits or stock dividends on any IFC
                                    Shares; and

                                (D) all shares (of any company) received by IFC
                                    in exchange, replacement or substitution of IFC Shares;

                                less:

                            (ii) such of the shares referred to in paragraphs
                                 (A) to (D) above as were sold or transferred by IFC prior of the relevant date of determination;

"Investment Overrun"        as determined by FMO, IFC, the Project Company or
                            the Borrower, as the case may be, and based on the Consolidated financial statements of the Borrower and the Project Company for the relevant Financial
                            Year, the amount by which Capital Investments made by the Project Company during such Financial Year exceed sixty per cent (60%) of Consolidated EBITDA of the Borrower and the Project Company for such Financial Year;

"Investment Overrun
Loan" any long-term loan, subordinated on the terms and conditions set forth in Section 2.04, made by the Sponsor for the purpose of covering an Investment Overrun;

                Amended and Restated Financial Support Agreement

"Merger" the merger between the Borrower and the Project Company, in which the Borrower shall be the surviving entity;

"Notice of Investment
Overrun" a notification given pursuant to Section 2.02 to the Project Company, the Borrower and the Sponsor by IFC or FMO at any time, or from time to time, stating that there exists an Investment Overrun and the amount of such Investment Overrun;

"Shareholders"              the Sponsor and/or any Person that acquires and owns
                            shares in the capital of the Borrower; and

"Subordinated Fees"         all fees and other amounts owing by the Project
                            Company to the Sponsor under the Technical
                            Assistance Agreement.

                                   ARTICLE II

                               INVESTMENT OVERRUNS

      Section 2.01. Investment Overruns Determined by the Project Company or the Borrower. If the Project Company or the Borrower, as the case may be, at any time or from time to time determines that an Investment Overrun exists, it shall so advise IFC and FMO, and the Project Company or the Borrower, as the case may be, shall promptly request the Sponsor to make available an Investment Overrun Loan to the Project Company or the Borrower, as the case may be, in an amount equal to the amount of such Investment Overrun and upon the terms and conditions provided in Section 2.04. The Project Company or the Borrower, as the case may be, shall provide to IFC and FMO a copy of such request promptly upon making such request.

      Section 2.02. Notice of Investment Overrun by IFC and FMO. If no action or, in the opinion of IFC or FMO, insufficient action has been taken by the Borrower or Project Company to request funds, or by the Sponsor to provide funds to the Project Company or the Borrower, as the case may be, pursuant to Section 2.01, IFC or FMO may send a Notice of Investment Overrun to the Borrower or the Project Company, as applicable, and to the Sponsor (with a copy to the other Senior Lender) specifying the amount of the relevant Investment Overrun.

                Amended and Restated Financial Support Agreement

      Section 2.03. [reserved].

      Section 2.04. Sponsor Loans. (a) The Sponsor shall provide or cause to be provided Investment Overrun Loans to the Borrower or the Project Company, as the case may be, within thirty (30) days of the Project Company's or the Borrower's request therefor under Section 2.01 or of the date of issuance of a Notice of Investment Overrun. Each Deficiency Loan and Investment Overrun Loan shall be a Dollar-denominated loan, evidenced by a written instrument or instruments and shall be in form and substance satisfactory to IFC and FMO, and subject, without limitation, to the following:

      (i) each Deficiency Loan and Investment Overrun Loan shall be a long-term loan, and bear interest at a rate which, in the Senior Lenders' opinion, does not exceed the then current market rate charged by banks to major commercial borrowers in Mexico for ordinary commercial loans of like maturities denominated in Dollars, provided that such interest rate shall in no event be higher than six-month LIBOR plus three and one-half per cent (3.5%) per annum;

      (ii) no payment of the principal of, or interest and other charges on, any such Deficiency Loan or Investment Overrun Loan shall be made at any time unless:

            (A) all interest and other charges on, and principal of, the IFC Loan and FMO Loan shall have been paid in full by the Borrower; and

            (B) no Event of Default or Potential Event of Default has occurred and is continuing;

      (iii) if any payments of principal or interest are deferred pursuant to the foregoing provisions, such deferment shall not constitute a default, but the dates for payment of any principal or interest so deferred shall be postponed until such time as the same can be paid in accordance with the foregoing provisions;

      (iv) each Deficiency Loan and Investment Overrun Loan shall be unsecured; and

      (v) payment of principal of, and interest and any other charges on, each Deficiency Loan and Investment Overrun Loan shall be subordinated in right of payment to the prior payment in full of the IFC Loan and the FMO Loan in the event of any distribution of assets of the Project Company or the Borrower in connection with any dissolution, winding up, liquidation or any reorganization of the Project Company or of the Borrower, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of the creditors, or any other marshaling of assets and liabilities of the Project Company or of the

                Amended and Restated Financial Support Agreement

Borrower, or upon acceleration of all of the then-outstanding maturities of the IFC Loan and FMO Loan; and, in such case, in the event of the receipt by the Sponsor of any payment in respect of any such loans, the Sponsor agrees to hold as agent for IFC and FMO and pay over to IFC and FMO the amount so received to the extent necessary to pay the IFC Loan and the FMO Loan respectively in full.

      (b)   If at any time either:

            (i) the Sponsor shall have paid the Maximum Amount (as defined in the Sponsor Guarantee Agreement) pursuant to the provisions of the Sponsor Guarantee Agreement; or

            (ii) the sum of (A) the outstanding principal amount of the Loans (i.e., the FMO Loan and the IFC Loan) at such time, plus (B) all interest in respect of the Loans due and payable on the next following Interest Payment Date, plus (C) all fees or other amounts in respect of the Loans due and payable prior to or on the next following Interest Payment Date, shall be equal to or less than the portion of the Maximum Amount not yet demanded by a Senior Lender and paid or payable by the Sponsor pursuant to the provisions of the Sponsor Guarantee Agreement;

then the Sponsor may provide notice thereof to the Senior Lenders in the form of
Schedule 1. If the Sponsor delivers such a notice and a Senior Lender concurs (such concurrence not to be unreasonably withheld) with the relevant information and calculations contained in such notice, it shall acknowledge the same and return a copy thereof to the Sponsor. If both Senior Lenders so acknowledge and return such notice (it being agreed that failure to respond within thirty (30) days of receipt of such notice by any Senior Lender shall be deemed to be an acknowledgment of concurrence by such Senior Lender), then, notwithstanding anything to the contrary contained in this Agreement, the obligation of the Sponsor to make Investment Overrun Loans pursuant to this Agreement shall automatically terminate as of the date of the Sponsor's notice with respect to which the Senior Lenders have acknowledged their concurrence; provided, that such termination shall not affect any such obligations of the Sponsor to make Investment Overrun Loans that have accrued in respect of annual financial statements delivered prior to the effective date of such termination. Upon any such termination, the Sponsor shall send a notice to the Borrower and the Project Company stating that such termination has occurred.

      (c) If either Senior Lender disagrees with the information or calculations provided by the Sponsor in a notice delivered under Section 2.04(b), such Senior Lender shall provide notice thereof to the Sponsor and the other Senior Lender, together with its basis for disagreement.

                Amended and Restated Financial Support Agreement

      Section 2.05. Advances. If an Investment Overrun Loan cannot be fully disbursed within the thirty (30) day period provided in Section 2.04 above, then, in such event, the Sponsor shall provide such funds to the Borrower or the Project Company, as the case may be, within five (5) days of the end of that period, such payment to be in the form of unsecured, fully subordinated, non-interest bearing advances, until such time as such advances are applied toward the relevant Investment Overrun Loan.

      Section 2.06 [reserved].

      Section 2.07. Obligation of the Borrower and the Project Company. Each of the Borrower and the Project Company shall take all actions necessary to cause the effective implementation of the provisions of this Article II and shall claim all monies to which it is entitled hereunder, all in a due and expeditious manner.

      Section 2.08. Obligations of the Sponsor and the Borrower. The Sponsor, the Project Company and the Borrower shall take any and all necessary steps to ensure that each of the Borrower and the Project Company exercises all of its rights and fulfills all of its obligations under this Article II, so as to achieve a prompt and effective implementation of all of the provisions of this Agreement.

      Section 2.09. Government Approvals. Failure to obtain any required governmental consent shall not release the Borrower, the Project Company or the Sponsor from or otherwise constitute a defense to the performance by any of them of their respective obligations under this Article II. If any governmental consent is not obtained in a timely manner (i.e., to allow disbursement of an Investment Overrun Loan to the Project Company or to the Borrower as the case may be, as provided herein), then the Sponsor shall cover the Investment Overrun in such manner and in such place as the Senior Lenders shall direct.

      Section 2.10. Sponsor's Payments to the Senior Lenders. Each of the Sponsor, the Borrower and the Project Company agrees that if the Sponsor pays directly to IFC or FMO any monies otherwise payable by the Borrower, the Sponsor shall be deemed to have paid such monies to the Senior Lenders at the request and on behalf of the Borrower. Consequently, by payment of the monies to the Senior Lenders directly and application of such monies to service the Loans, the Sponsor shall not be subrogated to the Senior Lenders' rights in respect of the Loans or the Senior Lenders' rights in respect of the Security in respect of such payment; instead, these funds are recognized as subordinated long-term loans or advances, as the case may be, from the Sponsor to the Borrower.

                Amended and Restated Financial Support Agreement

                                   ARTICLE III

                                 SHARE RETENTION

      Section 3.01. Share Retention. (a) For so long as any part of the principal of or interest on the IFC Loan and the FMO Loan or any other sums due under the IFC Loan Agreement and the FMO Loan Agreement remain outstanding and unpaid, the Sponsor agrees that it shall not, without obtaining the prior written consent of the Senior Lenders, sell or in any manner dispose of, pledge or encumber, or permit any sale or disposition or any encumbrance to exist over, all or any portion of the shares of the Borrower which it now owns directly or indirectly or may hereafter acquire directly or indirectly if, as a result of such sale, disposition, pledge or encumbrance, its direct or indirect shareholding in the share capital of the Borrower would fall below fifty-one per cent (51%).

      (b) The Sponsor further agrees that it shall from time to time take such action as shall be required on its part, including the exercise, to the extent permitted by law, of its preemptive rights under the Borrower's Charter, to maintain its direct or indirect shareholding in the Borrower at the minimum level applicable to it specified in subparagraph (a) above.

      (c) For so long as any part of the principal of or interest on the IFC Loan or the FMO Loan or any other sums due under the IFC Loan Agreement or the FMO Loan Agreement remain outstanding and unpaid, each of the Borrower and the Sponsor agrees that it shall not, without obtaining the prior written consent of the Senior Lenders, sell or in any manner dispose of, pledge or encumber, or permit any sale or disposition or any encumbrance to exist over, all or any portion of the shares of the Project Company which it now owns directly or indirectly or may hereafter acquire directly or indirectly if, as a result of such sale, disposition, pledge or encumbrance, the aggregate direct or indirect shareholding of the Borrower and the Sponsor in the share capital of the Project Company would fall below ninety-nine and nine-tenths per cent (99.9%) prior to the Merger Effective Date; provided, however, that the Sponsor further agrees that, after the Merger Effective Date, it shall not, without obtaining the prior written consent of the Senior Lenders, sell or in any manner dispose of, pledge or encumber, or permit any sale or disposition or any encumbrance to exist over, all or any portion of the shares of the Borrower which it now owns directly or indirectly or may hereafter acquire directly or indirectly if, as a result of such sale, disposition, pledge or encumbrance, its direct or indirect shareholding in the share capital of the Borrower would fall below fifty-one per cent (51%).

      (d) Each of the Borrower and the Sponsor further agrees that it shall from time to time take such action as shall be required on its part, including the

                Amended and Restated Financial Support Agreement exercise, to the extent permitted by law, of its preemptive rights under the Project Company's Charter, to maintain its direct or indirect shareholding in the Project Company such that the aggregate shareholding of the Borrower and the Sponsor shall remain at the minimum level specified in subparagraph (c) above.

      Section 3.02. Implementation of Retention of Shares. (a) The Borrower covenants with the Senior Lenders that, to the extent permitted by law, it shall not recognize any purported sale, transfer, assignment, pledge, encumbrance or other disposition of any shares directly or indirectly owned by the Sponsor in the capital of the Borrower in violation of this Article III, and shall in any event notify the Senior Lenders promptly upon receipt of any request to register or record any transfer of shares held directly or indirectly by the Sponsor.

      (b) The Project Company covenants with the Senior Lenders that, to the extent permitted by law, it shall not recognize any purported sale, transfer, assignment, pledge, encumbrance or other disposition of any shares directly or indirectly owned by the Borrower in the capital of the Project Company in violation of this Article III, and shall in any event notify the Senior Lenders promptly upon receipt of any request to register or record any transfer of shares held directly or indirectly by the Borrower.

      Section 3.03. Further Obligations. (a) Each of the Borrower, the Project Company and the Sponsor shall take all such action as shall be necessary to cause the effective implementation of the relevant provisions of this Article III, including registration of this Agreement on its books and registration with or notification to the appropriate Authority, if any.

      (b) Each of the Borrower, the Project Company, and the Sponsor covenants with the Senior Lenders that it shall promptly notify the Senior Lenders of any change in the Borrower's or the Project Company's shareholding structure, as the case may be, resulting from the admission of a new shareholder and/or the exit of a shareholder.

      Section 3.04. IFC Tag-along Rights. (a) If one or more Shareholders (for purposes of this Article III, the "Offering Shareholders") propose to make or permit any sale ("Control Transfer") of their shares in the capital of the Borrower (for purposes of this Article III, the "Disposition Shares"), then prior to any such Control Transfer, the Offering Shareholders shall provide for IFC the right to sell the IFC Shares on a pro rata basis.

      (b) The Offering Shareholders shall by written notice provide IFC with all relevant information concerning the Control Transfer at least sixty (60) days prior to any such Control Transfer in order to enable IFC to exercise its rights.

                Amended and Restated Financial Support Agreement

      (c) At least thirty (30) days before any Control Transfer takes place, the Offering Shareholders shall obtain from the proposed purchaser and deliver to IFC an offer in writing (such offer to be irrevocable for thirty (30) days and to state the price as well as the other terms and conditions for the proposed purchase) (the "Purchase Offer") to purchase, at IFC's sole discretion, the relevant IFC Shares.

      (d) Each Purchase Offer shall be made at a per IFC Share price ("Per Share Offer Price") equal to the highest price per share offered by the proposed purchaser to the Offering Shareholders for the Disposition Shares.

      (e) Each Purchase Offer shall in all other respects be on the same terms and conditions (including, without limitation, closing dates and whether payment is made in cash or securities) as the proposed purchaser has offered to purchase the Disposition Shares; provided, however, that IFC may, at its sole discretion, require that its Shares be purchased and paid for in cash. If IFC elects to be paid in cash, it shall notify the Offering Shareholders and the proposed purchaser at least ten (10) days in advance of the proposed sale date.

      (f) IFC shall have thirty (30) days from the receipt of any Purchase Offer in which to accept, at IFC's sole discretion, the offer for the relevant IFC Shares.

      (g) The Offering Shareholders shall notify IFC immediately if the Control Transfer will not take place on any proposed closing date. IFC shall have no obligation to proceed with the sale of the IFC Shares even after acceptance of a Purchase Offer, if the Control Transfer will not occur at the same time as the sale of IFC's Shares.

      (h) The decision by IFC not to exercise its right to sell the IFC Shares in respect of any Purchase Offer shall not:

            (i) impair or affect the exercise of such right by IFC in respect of any future Control Transfer or Purchase Offer; or

            (ii) release the Offering Shareholders from their obligations under this Agreement.

                                   ARTICLE IV

                     SUBORDINATION AND DEFERMENT PROVISIONS

                Amended and Restated Financial Support Agreement

      Section 4.01. Fee Subordination. Notwithstanding any provision to the contrary contained in the Technical Assistance Agreement, until the Loans have been irrevocably paid in full and the Senior Lenders are under no further obligation (actual or contingent) to make Disbursements of the Loans under the Loan Agreements, each of the Project Company and the Sponsor agrees with the Senior Lenders that the Subordinated Fees and the rights and remedies of the Sponsor in respect thereof (i) shall be subordinated, on the terms set out in this Agreement, to the Loans and to the rights and remedies of the Senior Lenders in respect thereof and (ii) shall at all times remain subject to the terms and conditions set forth below.

      Section 4.02. Terms of Subordination and Deferral.

      (a) The Subordinated Fees to be paid in any year shall not exceed at any time four hundred twenty thousand Dollars ($420,000).

      (b) The Subordinated Fees shall be paid annually no earlier than thirty days after the Interest Payment Date falling due either in March or September of the relevant year under the Loan Agreements, subject to the provisions of
Section 4.02(c) below.

      (c) Payments of Subordinated Fees shall only be made (and shall otherwise be deferred) if the Borrower and the Project Company, no earlier than sixty (60) days nor later than thirty (30) days prior to doing so, certify to the Senior Lenders in writing that:

            (i) no Event of Default or Potential Event of Default has occurred and is continuing; and

            (ii) the following requirements would be met immediately after giving effect to any such action:

                  (A)   the Borrower's Current Ratio would be at least 1.0; and

                  (B) the Borrower's Long-term Debt to Equity Ratio would not exceed 2.0; and

                  (C) the Borrower's Debt Service Coverage Ratio would not be less than 1.4;

provided always that the Project Company and the Borrower shall not make any payments of Subordinated Fees if, after giving effect to such payment, the Project

                Amended and Restated Financial Support Agreement

Company and the Borrower could not certify the matters referred to in Sections
4.02 (c) (i) and (ii).

      (d) Any payments of Subordinated Fees which are deferred pursuant to
Section 4.02(c) shall be paid no earlier than thirty (30) days after the next Interest Payment Date on which, and to the extent that, the conditions and requirements for such payment set out herein have been met. Any such payments of Subordinated Fees so deferred shall not accrue any interest.

      (e) All amounts payable in respect of the Subordinated Fees shall be fully subordinated, in payment and in liquidation or bankruptcy of the Project Company and the Borrower, in accordance with the provisions of this Agreement, to all amounts payable in respect of the Loans.

      Section 4.03. Terms of Subordination. (a) The Project Company shall not create or permit to subsist, and the Sponsor shall not receive or permit to subsist, any security interest over any of the Project Company's assets in respect of all or any part of the Subordinated Fees.

      (b) Upon any distribution of assets in connection with any dissolution, winding up, liquidation or reorganisation of the Project Company (whether in bankruptcy, insolvency or receivership proceedings) or upon an assignment for the benefit of creditors of the Project Company:

            (i) the Loans shall first be paid in full before any payments are made in respect of the Subordinated Fees; and

            (ii) the Sponsor shall use its best efforts to ensure that any payment or distribution of assets of the Project Company of any kind or character, whether in cash, property or securities, to which the Sponsor would be entitled in respect of any Subordinated Fees except for these provisions, shall instead be paid by the person making such payment or distribution, whether a court or trustee in bankruptcy, a receiver or liquidating trustee or other court, trustee or agent, directly to the Senior Lenders until the Loans have been paid in full.

      (c) If for any reason whatsoever the Sponsor receives:

            (i) any payment or distribution in respect of any Subordinated Fees contrary to the provisions set out above; or

                Amended and Restated Financial Support Agreement

            (ii) any benefit by way of the operation of any mandatory set-off required under any applicable law,

then the Sponsor shall hold such payment or distribution or benefit in trust for and on behalf of the Senior Lenders, promptly notify the Senior Lenders of the receipt of such payment or distribution or benefit and promptly (in the case of a payment or distribution received) pay the amount of such payment or distribution or (in the case of a benefit received) pay an amount in Dollars equal to the value of such benefit, to the Senior Lenders or, if the Senior Lenders so elect, to any person nominated by the Senior Lenders, to hold for the account of the Senior Lenders.

      (d) Until the Loans have been irrevocably paid in full, the Sponsor shall not, except with the prior written consent of the Senior Lenders:

            (i) except as payment thereof is otherwise permitted hereunder, seek to enforce payment of any Subordinated Fees by execution or otherwise, or obtain the benefit of any security or exercise any other rights or legal remedies of any kind which may accrue to the Sponsor against the Project Company, whether by way of subrogation, offset, counterclaim or otherwise, in respect of the amount so payable or so paid (or in respect of any other moneys for the time being due to the Sponsor from the Project Company); or

            (ii) initiate or support or take any steps with a view to any bankruptcy, insolvency, reorganization or dissolution proceedings in respect of the Project Company.

      (e) Except as payment thereof is otherwise permitted hereunder, the Sponsor shall not set-off, assert any counter claim in respect of, or otherwise reduce any amounts the payment of which is required to be deferred under the provisions of this Agreement.

      (f) No Subordinated Fees or right, title or interest therein shall be assigned or transferred, in whole or in part, by the Sponsor (and the Project Company shall not register, recognize or otherwise acknowledge such assignment or transfer) without the prior written consent of the Senior Lenders (such consent not to be unreasonably withheld), it being understood that it shall be a precondition to any such consent that the proposed assignee or transferee of such Subordinated Fees or right, title or interest therein agrees in an instrument in form and substance acceptable to the Senior Lenders to be fully bound by the terms of this Article IV.

                Amended and Restated Financial Support Agreement

      Section 4.04. Credit Line Agreement. Notwithstanding any provision to the contrary contained in the Credit Line Agreement, until the Loans have been irrevocably paid in full and the Senior Lenders are under no further obligation (actual or contingent) to make Disbursements, each of the Project Company and the Borrower agrees with the Senior Lenders that all principal and interest payments under the Credit Line Agreement shall at all times be deferred and subordinated, on the terms set out in the Credit Line Agreement.

                                    ARTICLE V

                                MERGER GUARANTEE

      Section 5.01. The Merger. (a) Notwithstanding any other rights of the Senior Lenders elsewhere in this Agreement, the Sponsor irrevocably, absolutely and unconditionally, as primary obligor and not merely as surety, guarantees the due and punctual payment of the Guaranteed Obligations if the Merger Effective Date shall not have occurred by the Merger Deadline Date.

      (b) If the Merger Effective Date shall not have occurred by the Merger Deadline Date, the Sponsor shall forthwith upon demand by the Senior Lenders pay to the Senior Lenders in full the outstanding amounts of the Guaranteed Obligations.

      Section 5.02. No Set-off. All payments, which the Sponsor is required to make under this Guarantee, shall be made without any set-off, counterclaim or condition.

      Section 5.03. Taxes. (a) The Sponsor shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or in the future levied or imposed by the United States of America, the United Mexican States, or by any Authority of the foregoing, or by any organization of which either of the foregoing is a member or any jurisdiction through or out of which a payment is made, on or in connection with the payment of any and all amounts due under the Guarantee.

      (b) All payments due under the Guarantee shall be made without deduction for or on account of any such taxes, duties, fees or other charges.

      (c) If the Sponsor is prevented by operation of law or otherwise from making or causing to be made such payments without deduction, the amounts due under the Guarantee shall be increased, and the Sponsor shall pay such amount as may be necessary so that each of the Senior Lenders receive the full amount it would have received (taking into account any such taxes, duties, fees or other

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
                                      -16-

charges payable on amounts payable by the Sponsor under this subsection) had such payments been made without such deduction.

      (d) If subsection (c) above applies and the Senior Lenders so require, the Sponsor shall deliver to the Senior Lenders official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment.

      Section 5.04. Certificate Conclusive. A certificate of the Senior Lenders stating that (i) the Merger Effective Date has not occurred by the Merger Deadline Date, or (ii) the Guaranteed Obligations are due and payable, or (iii) any amount is due and payable by the Sponsor under the Guarantee, or (iv) any combination of the foregoing, shall be conclusive in the absence of manifest error.

      Section 5.05. Application of Payments. Each of the Senior Lenders may apply any amounts received by it or recovered under (i) any of the Security and
(ii) any other document or agreement which is a security for any of the Guaranteed Obligations and any other moneys, in such manner as it determines in its absolute discretion.

      Section 5.06. Allocation. If the Sponsor at any time pays to the Senior Lenders an amount less than the full amount of the Guaranteed Obligations then due and payable to the Senior Lenders under the Guarantee, the Senior Lenders may allocate and apply such payment in any way or manner and for such purpose or purposes as the Senior Lenders in their sole discretion determines, notwithstanding any instruction that the Sponsor might give to the contrary.

      Section 5.07. Increase in the Guaranteed Obligations. The obligations of the Sponsor under the Guarantee shall extend to any increase in the Guaranteed Obligations as a result of (i) any amendment, supplement, renewal or replacement of any Transaction Document or (ii) the occurrence of any other thing, regardless of whether the Sponsor is aware of, consented to or is given notice of any alteration, variation, amendment, supplement, renewal or replacement of any Transaction Document or the occurrence of such other thing.

      Section 5.08. Waiver of Defenses. The Sponsor's obligations under the Guarantee shall be irrevocable, absolute and unconditional, irrespective of, and shall not be affected or impaired by, any act, omission, circumstance (other than complete payment of the Guaranteed Obligations), matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under the Guarantee or which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor, including (whether or not known to the Sponsor or to the Senior Lenders):

                Amended and Restated Financial Support Agreement

      (a) any time, waiver, composition, forbearance or concession given to the Borrower or any other person;

      (b) any assertion of, or failure to assert, or delay in asserting, any right, power or remedy against the Borrower or any other person, or in respect of any security for the Guaranteed Obligations;

      (c) any taking, exchange, release or non-perfection of any of the Security, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

      (d) any manner of application of the Security, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations under the Transaction Documents;

      (e) any amplification, amendment (however fundamental), variation or replacement of the provisions of any Transaction Document or of any other agreement or security between the Senior Lenders and the Project Company or the Borrower;

      (f) any failure of the Project Company, the Borrower or the Sponsor to comply with any requirement of any law, regulation or order;

      (g) any change, restructuring, reorganization or termination of the legal status, structure or ownership of the Project Company, the Borrower or the Sponsor;

      (h) the occurrence and/or continuance of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar proceedings with respect to the Project Company, the Borrower or the Sponsor;

      (i) any purported or actual assignment of the Guaranteed Obligations by the Senior Lenders to any other party;

      (j) the Loan Agreements or any other Transaction Document being in whole or in part illegal, void, voidable, avoided, invalid, unenforceable or otherwise of limited force and effect; or

      (k) any other circumstance howsoever caused or arising and whether or not similar to any of the foregoing (other than payment in full of the Loans by the Borrower or the Sponsor in accordance with the Loan Agreements and this

                Amended and Restated Financial Support Agreement

Agreement) which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

      Section 5.09. Immediate Recourse. The Sponsor waives any right it may have of first requiring the Senior Lenders to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Sponsor under the Guarantee.

      Section 5.10. Subrogation. If any amounts have become payable or have been paid by the Sponsor under the Guarantee, the Sponsor shall not, in respect of such monies, seek to enforce repayment, obtain the benefit of any security or exercise any other rights or legal remedies of any kind which may accrue to the Sponsor against the Borrower, whether by way of subrogation, offset, counterclaim or otherwise, whether or not such rights or legal remedy arise in equity or under contract, statute or common law, in respect of the amount so payable or so paid (or in respect of any other monies for the time being due to the Sponsor from the Borrower) if and for so long as any monies which are owing to the Senior Lenders under the Loan Agreements or any other Transaction Documents remain unpaid or outstanding. The Sponsor shall hold in trust for, and forthwith pay or transfer to, the Senior Lenders any payment or distribution or benefit of security received by it contrary to this Section 5.10.

      Section 5.11. Appropriation of Moneys. Until all of the Guaranteed Obligations have been irrevocably paid in full, the Senior Lenders may:

      (a) refrain from applying or enforcing any other moneys, security or rights held or received by the Senior Lenders in respect of the Guaranteed Obligations, or apply and enforce the same in such manner and order as the Senior Lenders sees fit (whether against the Guaranteed Obligations or otherwise) and the Sponsor shall not be entitled to the benefit of the same; and

      (b) hold and keep for such time as the Senior Lenders think prudent any monies received, recovered or realized under this Guarantee, to the credit of the Sponsor or such other person or persons as the Senior Lenders see fit.

      Section 5.12. Default Interest. Without limiting the remedies available to the Senior Lenders under this Agreement or otherwise, if the Sponsor fails to pay any amount payable by it pursuant to this Article V on or before its due date as specified in this Agreement or, if not so specified, as notified by the Senior Lenders to the Sponsor, the Sponsor shall pay, in respect of the amount of such payment due and unpaid, interest at the rate of two per cent (2%) per annum plus the applicable interest rate in accordance with the Loan Agreements, from the date any such payment became due until the date of actual payment (as well after as before judgment). Such interest shall be payable on demand.

                Amended and Restated Financial Support Agreement

      Section 5.13. Continuing Guarantee. (a) The Guarantee is a continuing obligation of the Sponsor, and shall remain in full force and effect until the earlier of (i) the Merger Effective Date, and (ii) the payment in full of all amounts owing to the Senior Lenders under the Loan Agreements.

      (b) The Guarantee shall be an additional, separate and independent obligation of the Sponsor and shall survive the termination of any Transaction Document. For the avoidance of doubt, the parties acknowledge that the obligations of the Sponsor under this Article V (i) are separate from the Sponsor's obligations under the Sponsor Guarantee Agreement and (ii) shall be unaffected by any provisions of the Sponsor Guarantee Agreement or any amounts paid by the Sponsor thereunder.

      (c) The Sponsor's obligations under the Guarantee can be discharged only by performance and then only to the extent of such performance. The Sponsor's obligations are not subject to, and the Sponsor hereby waives the requirement for, any prior notice to, protest, demand upon or action against the Borrower or the Project Company, or any prior notice to the Sponsor with regard to any default by the Borrower or the Project Company.

      (d) At any time prior to the Merger Effective Date, the Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time any payment of a Guaranteed Obligation is rescinded or must otherwise be returned by the Senior Lenders or any other Person as a result of a court order or otherwise upon the insolvency, bankruptcy or reorganization of any Person, as though such payment had not been made.

                                   ARTICLE VI

                                    COVENANTS

      Section 6.01. Covenants of the Sponsor. (a) The Sponsor shall promptly notify the Senior Lenders (x) in the event the Borrower or the Project Company receives a notification, fine, warning or other communication from the GoM with respect to noncompliance by the Project Company with the terms of the Concession Agreement, (y) if the Project Company fails to exercise any of its rights under the Concession Agreement for a period of thirty (30) days, or (z) of any other action which, pursuant to the terms of the Concession Agreement, if left unresolved or with the passage of time, could result in the termination, suspension or revocation of the Concession Agreement;

                Amended and Restated Financial Support Agreement

      (b) The Sponsor shall cause each of the Borrower and the Project Company to comply with its obligations under the Project Documents; provided, however, that the Sponsor shall only be liable under this Section 6.01(b) to the extent of any damage, cost or liability or other claim that results from the willful misconduct or gross negligence of the Sponsor; provided, further, that nothing in this Section 6.01(b) is intended to expand the Sponsor's financial obligations beyond those set forth in Article II;

      (c) The Sponsor shall manage the Project Company as a Reasonable and Prudent Manager and in accordance with Accepted Industry Practices from the date the Sponsor receives a notice of acceleration from the Senior Lenders pursuant to Section 7.01 of the Loan Agreements until a new operator for the Project is approved by GoM; provided, however, the Senior Lenders shall reimburse and indemnify the Sponsor for all reasonable and documented out-of-pocket expenses incurred by the Sponsor in the management of the Project Company pursuant to the provisions of this Section 6.01(c). For purposes of this subsection, the term "Reasonable and Prudent Manager" shall mean a person performing in good faith its contractual obligations in accordance with Accepted Industry Practices, and in so doing in the general conduct of its business, exercising the degree of skill, diligence, prudence, foresight and commercial judgment which would be expected from a skilled and experienced railroad operator under the same or similar circumstances and conditions; and the term "Accepted Industry Practices" shall mean practices, methods and acts that are used and generally accepted internationally in the railroad industry (including practices, methods and acts which are applicable having regard to the type and size of the Project, its design and configuration and its geographic location) as applicable to the management of a project which is similar to the Project in accordance with all applicable laws and with safety, reliability, efficiency and economy.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      Section 7.01. Representations and Warranties. Each of the Sponsor, the Project Company and the Borrower hereby represents and warrants exclusively for itself that:

      (a) it is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own its assets, conduct its business as presently conducted and has the power to enter into, deliver and perform all of its obligations under this Agreement;

                Amended and Restated Financial Support Agreement

      (b) this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation;

      (c) the execution, delivery and performance of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which its assets are bound, its Charter or any Authorization, judgment, decree or order or any law, statute, rule or regulation applicable to it; and

      (d) it has obtained all Authorizations required under applicable laws, regulations, decrees or orders of or in any applicable jurisdiction in connection with the execution, delivery, performance, validity and enforceability of this Agreement and that all such Authorizations are in full force and effect.

      Section 7.02. Senior Lenders' Reliance. (a) Each of the Sponsor, the Project Company and the Borrower acknowledges that it makes the representations and warranties in this Article VII exclusively for itself with the intention of inducing the Senior Lenders to enter into the Loan Agreements and that the Senior Lenders enter into the Loan Agreements and this Agreement on the basis of, and in full reliance on, each of such representations and warranties.

      (b) Each of the Sponsor, the Project Company and the Borrower represents and warrants exclusively for itself to the Senior Lenders that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations materially misleading.

      Section 7.03. Rights and Remedies not Limited. The Senior Lenders' rights and remedies in relation to any misrepresentation or breach of warranty on the part of any of the Sponsor, the Project Company and the Borrower are not prejudiced:

      (a) by any investigation by or on behalf of the Senior Lenders into the affairs of the Sponsor, the Project Company or the Borrower;

      (b) by the execution or the performance of the Loan Agreements or this Agreement; or

      (c) by any other act or thing which may be done by or on behalf of the Senior Lenders in connection with the Loan Agreements or this Agreement and which might, apart from this Section, prejudice such rights or remedies.

                                  ARTICLE VIII

                Amended and Restated Financial Support Agreement

                                  MISCELLANEOUS

      Section 8.01. Senior Lenders' Prerogative. The parties to this Agreement hereby acknowledge that it is the prerogative of the Senior Lenders to call for the provision of funds to the Project Company to meet an Investment Overrun in accordance with Article II hereof, and that the Senior Lenders, shall not have any obligation to do so and shall not be liable to any party hereto for any action taken or not taken by it under this Agreement.

      Section 8.02. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing and may be delivered by hand, airmail, facsimile or established courier service to the party's address specified below or at such other address as such party notifies to the other party from time to time, and will be effective upon receipt.

      For the Borrower:

            GW Servicios, S.A. de C.V.
            Calle 43 429-C
            Col. Industrial
            Merida, Yucatan
            97000
            Mexico

            Alternative address for communications by facsimile:

                  011-529-930-2543

      For the Project Company:

            Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V.
            Calle 43 429-C
            Col. Industrial
            Merida, Yucatan
            97000
            Mexico

            Alternative address for communications by facsimile:

                  011-529-930-2543

                Amended and Restated Financial Support Agreement

      For the Sponsor:

            Genesee & Wyoming, Inc.
            66 Field Point Road
            Greenwich, CT 06830

            Alternative address for communications by facsimile:

                  (203) 661-4106

      For FMO:

            Nederlandse Financierings-Maatschappij
            voor Ontwikkelingslanden N.V.
            Anna van Saksenlaan 71
            2593 HW The Hague
            The Netherlands

            Attention: Latin America and Caribbean Department

            Alternative address for communications by facsimile:

            Facsimile:  (31) 70 314-9757

      For IFC:

            International Finance Corporation
            2121 Pennsylvania Avenue, N.W.
            Washington, D.C. 20433
            United States of America

            Attention: Director, Infrastructure Department

            Alternative address for communications by facsimile:

                  (202) 974-4310

                Amended and Restated Financial Support Agreement

      Section 8.03. Successors. This Agreement shall bind and inure to the benefit of the permitted assignees and successors of the parties. However, none of the parties hereto other than the Senior Lenders may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Senior Lenders. Any purported assignment or transfer in violation of this Section shall be null and void.

      Section 8.04. Expenses. Each of the Borrower, the Project Company and the Sponsor shall pay to the Senior Lenders or as the Senior Lenders may direct the reasonable costs and expenses incurred by the Senior Lenders in relation to the enforcement or protection or attempted enforcement or protection of its rights under this Agreement against the Sponsor, the Project Company or the Borrower, as the case may be, including legal and other professional consultants fees on a full indemnity basis.

      Section 8.05. Severability. Any obligation of any party under this Agreement which is void, illegal or unenforceable in any jurisdiction is ineffective only in that jurisdiction and in respect of such party and does not affect the validity, legality or enforceability of that obligation in any other jurisdiction or of the remaining obligations of the such party or the obligations of the other parties, as the case may be, in that or any other jurisdiction.

      Section 8.06. Applicable Law and Jurisdiction. (a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

      (b) Each of the parties hereby irrevocably submits to the jurisdiction of any court of the United States of America located in the Southern District of New York in any action or proceeding arising out of or relating to this Agreement. By the execution and delivery of this Agreement each of the parties hereby irrevocably submits to the jurisdiction of any such court and, except as otherwise provided in Section 8.06 (e), hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in any such action or proceeding; provided, that IFC's submission to jurisdiction as set forth above does not constitute any waiver of its immunities under its Articles of Agreement.

      (c) Each of the Borrower, the Project Company and the Sponsor hereby irrevocably designates, appoints and empowers CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its authorized agent to receive for and on its behalf service of summons or other legal process in any such action or proceeding in New York, New York, United States of America. Each of the Borrower, the Project Company and the Sponsor agrees that the failure of such agent to give notice to the Borrower, the Company or the Sponsor, as the case may be, of any such

                Amended and Restated Financial Support Agreement service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the Borrower, the Project Company and the Sponsor further irrevocably consents to the service of process out of any such court by mailing copies thereof by registered United States air mail postage prepaid to the Borrower, the Project Company or the Sponsor at its address specified herein. Final judgment against the Borrower, the Project Company or the Sponsor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including Mexico, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact. Nothing herein shall affect the right of the Senior Lenders to serve process upon the Borrower, the Project Company or the Sponsor in any manner authorized by the laws of any such other jurisdiction.

      (d) Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts of the United States of America located in the Southern District of New York and hereby further irrevocably waives, to the fullest extent permitted by law, any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. Each of the Borrower, the Project Company and the Sponsor further covenants and agrees that, as long as this Agreement is in force, it shall maintain a duly appointed agent for the service of summons and other legal process in New York, New York, United States of America, for purposes of any legal action or proceeding brought by the Senior Lenders in respect of this Agreement and shall keep the Senior Lenders advised of the identity and location of such agent.

      (e) Each of the Borrower, the Project Company and the Sponsor hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the courts of the Federal District of Mexico at the election of the Senior Lenders, without any requirement that IFC submit, based upon Article VI, Section 11 of the Articles of Agreement of IFC, to the jurisdiction of such courts in connection with any legal action, suit or proceeding arising out of or relating to this Agreement that may be brought at the election of the Borrower, the Project Company or the Sponsor. By the execution and delivery of this Agreement, each of the Borrower, the Project Company and the Sponsor hereby irrevocably submits to the jurisdiction of any such court and hereby irrevocably waives the benefit of jurisdiction derived otherwise in any such action, suit or proceeding. Nothing in this Agreement constitutes a waiver by either Senior Lender of any immunity to which IFC may be entitled under the Articles of Agreement establishing IFC or to which either Senior Lender may be entitled under applicable law.

                Amended and Restated Financial Support Agreement

      (f) Each of the Borrower, the Project Company and the Sponsor irrevocably waives to the fullest extent permitted by applicable law any and all rights to demand a trial by jury in any action, suit or proceeding brought against the Borrower, the Project Company or the Sponsor by the Senior Lenders.

      (g) To the extent that any of the Borrower, the Project Company and the Sponsor may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether or not claimed) may be attributed to it or its assets, it irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

      (h) Each of the Borrower, the Project Company and the Sponsor hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of the United States of America. Each of the Borrower, the Project Company and the Sponsor hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, brought against a Senior Lender in any forum in which such Senior Lender is not entitled to immunity from a trial by jury.

      (i) To the extent that any of the Borrower, the Project Company and the Sponsor may, in any suit, action or proceeding brought in any of the courts referred to in subsection (b) above or elsewhere (other than a court in Mexico) arising out of or in connection with this Agreement be entitled to the benefit of any provision of law requiring the Senior Lenders in such suit, action or proceeding to post security for the costs of the Borrower, the Project Company or the Sponsor (cautio judicatum solvi), or to post a bond or to take similar action, each of the Borrower, the Project Company and the Sponsor hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the jurisdiction in which such court is located.

      Section 8.07. Amendments, Waivers and Consents. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties.

      Section 8.08. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                Amended and Restated Financial Support Agreement

      Section 8.09. Termination of Agreement. This Agreement shall continue in force until all monies payable under the IFC Loan Agreement and the FMO Loan Agreement have been fully paid in accordance with the provisions thereof.

      Section 8.10. IFC's Liability. IFC will not be liable to any other party to this Agreement for any action taken or not taken by it under this Agreement nor shall the failure by either the Senior Lenders to exercise any of its rights hereunder release any party from its obligation under any of the Transaction Documents.

      Section 8.11. Conditions to Effectiveness. The amendment and restatement of the Original Financial Support Agreement contemplated by this Agreement shall become effective only upon the fulfillment of the conditions of effectiveness set forth in Section 5.01 of each of the Loan Agreements (except, in the case of Section 5.01(a), the effectiveness of this Agreement and the other Transaction Documents listed therein, it being the parties' intent that all of such documents shall become effective simultaneously). Prior to the fulfillment thereof, the Original Financial Support Agreement shall remain in full force and effect.

      Section 8.12. Escrow Agreement. Upon the effectiveness of this Agreement (as set forth in Section 8.11), the Borrower, the Project Company and the Senior Lenders shall take all action necessary to terminate the Escrow Account Agreement dated December 5, 2000 among Bank of New York, the Project Company and the Senior Lenders. Expenses of the Senior Lenders, if any, incurred in connection therewith shall be paid by the Borrower.

      Section 8.13. Pre-Existing Deficiency Loans. Notwithstanding the amendment and restatement of the Original Financial Support Agreement contemplated by this Agreement, the Existing Deficiency Loan Agreements (as amended, as described in
Section 5.01(j) of each of the Loan Agreements) shall (i) remain in full force and effect and (ii) be unaffected by any amendments made to the terms of the Original Financial Support Agreement hereby.

                            -signature pages follow-

                Amended and Restated Financial Support Agreement

      IN WITNESS WHEREOF, the parties hereto, acting through their duly Authorized Representatives, have caused this Agreement to be signed in their respective names as of the day and year first above written.

                                              GENESEE &WYOMING, INC.

                                              By:    ___________________________
                                              Name:  ___________________________
                                              Title: ___________________________

                                              GW SERVICIOS, S.A. DE C.V.

                                              By:    ___________________________
                                              Name:  ___________________________
                                              Title: ___________________________

                                              COMPANIA DE FERROCARRILES CHIAPAS-
                                              MAYAB, S.A. DE C.V.

                                              By:    ___________________________
                                              Name:  ___________________________
                                              Title: ___________________________

                                              NEDERLANDSE FINANCIERINGS-
                                              MAATSCHAPPIJ VOOR
                                              ONTWIKKELINGSLANDEN N.V.

                                              By:    ___________________________
                                              Name:  ___________________________
                                              Title: ___________________________

                Amended and Restated Financial Support Agreement

                                              INTERNATIONAL FINANCE CORPORATION

                                              By:    ___________________________
                                              Name:  ___________________________
                                              Title: ___________________________

                Amended and Restated Financial Support Agreement

                                                                      SCHEDULE 1
                                                                     Page 1 of 3

                 FORM OF NOTICE: INVESTMENT OVERRUN OBLIGATIONS

  (See Section 2.04(b) of the Amended and Restated Financial Support Agreement)

                             [Sponsor's Letterhead]

                                                                          [Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention: Director, Infrastructure Department

Nederlandse Financierings-Maatschappij
voor Ontwikkelingslanden N.V.
Anna van Saksenlaan 71
2593 HW The Hague
The Netherlands

Attention: Latin American and Caribbean Department

Ladies and Gentlemen:

      1. Please refer to (i) the Amended and Restated Financial Support Agreement (the "Financial Support Agreement") dated December 5, 2000, as amended and restated as of March 15, 2005, among GW Servicios, S.A. de C.V. (the "Borrower"), Compania de Ferrocarriles Chiapas-Mayab, S.A. de C.V. (the "Project Company"), Genesee & Wyoming, Inc. (the "Sponsor"), Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V. ("FMO") and International Finance Corporation ("IFC"); and (ii) the Sponsor Guarantee Agreement (the "Sponsor Guarantee Agreement") dated as of March 15, 2005, among the Sponsor, FMO and IFC. Unless otherwise specified, terms defined in the Financial Support Agreement have their defined meanings whenever used in this notice.

      2. For the purpose of Section 2.04(b) of the Financial Support Agreement, the Sponsor certifies the following:

                Amended and Restated Financial Support Agreement

                                                                      SCHEDULE 1
                                                                     Page 2 of 3

[in any certification under Section 2.04(b), insert whichever of the following is applicable]

            (i) The Sponsor has not made any payments under the Sponsor Guarantee Agreement and no such payments have been demanded by either Senior Lender;

            [or]

            (i) The Sponsor has made payments under the Sponsor Guarantee Agreement to a Senior Lender on the dates and in the amounts indicated below:

Date                          Paid to                      Amount
----                          ---- --                      ------
_____________________         _____________________        _____________________
_____________________         _____________________        _____________________
_____________________         _____________________        _____________________
_____________________         _____________________        _____________________

                                                        TOTAL: _____________

[in the case of a certification under Section 2.04(b)(i), insert the following]

            (ii) prior to the date hereof, the total of the aggregate payments made by the Sponsor under the Sponsor Guarantee Agreement is equal to eight million nine hundred thousand Dollars ($8,900,000), as set forth in detail in clause (i) above.

[in the case of a certification under Section 2.04(b)(ii), insert the following]

            (ii) the outstanding principal amount of the FMO Loan and the IFC Loan (as of the date hereof) and all interest, fees and other charges that will be due and payable in respect of each of the FMO Loan and the IFC Loan on ____________ [insert the next following Interest Payment Date as defined in the Loan Agreements] are set forth below:

Item                    FMO Loan                     IFC Loan
----                    --------                     --------
Principal               _____________________        _____________________
Interest                _____________________        _____________________
Fees                    _____________________        _____________________
Other Charges           _____________________        _____________________

TOTALS:     _____________        _____________

                Amended and Restated Financial Support Agreement

                                                                      SCHEDULE 1
                                                                     Page 3 of 3

            (iii) [prior to the date hereof, the Sponsor has made no payments under the Sponsor Guarantee Agreement] [or] [prior to the date hereof, the Sponsor has made aggregate payments under the Sponsor Guarantee Agreement equal to _______________ Dollars ($________), as set forth in clause (i) above], and no amounts demanded by a Senior Lender under the Sponsor Guarantee Agreement remain payable. Consequently, an amount equal to ________________ Dollars ($________) remains undrawn under the Sponsor Guarantee Agreement; and

            (iv) the sum total of the amounts set forth in clause (ii) above are less than or equal to the undrawn amount under the Sponsor Guarantee Agreement set forth in clause (iii) above.

      3. Based on the foregoing, and in accordance with Section 2.04(b) of the Financial Support Agreement, the Sponsor requests that each of FMO and IFC acknowledge their agreement with the foregoing by signing where indicated below and returning a copy of this notice to the Sponsor, with a copy to the other Senior Lender. In accordance with Section 2.04(b) of the Financial Support Agreement, the acknowledgment of both FMO and IFC shall terminate the Sponsor's obligation to make Investment Overrun Loans under Article II of the Financial Support Agreement as of the date of this notice set forth above.

                                                Yours truly,

                                                GENESEE & WYOMING, INC.

                                                By _____________________________
                                                    Authorized Representative

ACKNOWLEDGED BY:

INTERNATIONAL FINANCE CORPORATION

By _______________________________
     Authorized Representative

NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ
VOOR ONTWIKKELINGSLANDEN N.V.

By _______________________________
     Authorized Representative

                Amended and Restated Financial Support Agreement